Exhibit 99.5

Trammell Crow Company

Other Data

(UNAUDITED)

	December 31, 2003	December 31, 2002

Number of Brokers	526	501

Development Inventory (in millions):
In process inventory	$2,847	$3,605
Pipeline inventory	1,548	1,398
Total Inventory	$4,395	$5,003